UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

MDU Resources Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-03480	30-1133956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota	58506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 530-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MDU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on December 3, 2025, MDU Resources Group, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), Wells Fargo Bank, National Association, Bank of America, N.A. and JPMorgan Chase Bank, National Association, New York Branch (the “Forward Purchasers”), and Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities, LLC, as forward sellers (in such capacities, the “Forward Sellers”), with respect to the offering and sale in an underwritten public offering by the Underwriters (the “Offering”) of an aggregate of 10,152,284 shares (the “Forward Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”). All of the Forward Shares were borrowed from third parties and sold by the Forward Sellers to the Underwriters. In addition, the Underwriters were granted a 30-day option to purchase from time to time all or any part of 1,522,842 additional shares of Common Stock on the same terms.

In addition, as previously disclosed, on December 3, 2025, the Company entered into separate forward sale agreements (the “Forward Sale Agreements”) with each of the Forward Purchasers, relating to the Forward Shares, to be borrowed from third parties and sold by the Forward Sellers to the Underwriters.

On December 23, 2025, the Underwriters exercised in full their option to purchase an additional 1,522,842 shares of Common Stock (the “Additional Forward Shares”) pursuant to the Underwriting Agreement and, in connection therewith, the Company entered into separate additional forward sale agreements with each of the Forward Purchasers, relating to an aggregate of 1,522,842 shares of Common Stock (the “Additional Forward Sale Agreements”), on terms substantially similar to those contained in the Forward Sale Agreements.

 On December 26, 2025, as contemplated by the Additional Forward Sale Agreements, the Forward Sellers borrowed the Additional Forward Shares from third parties and the Forward Sellers sold all such Additional Forward Shares in connection with the Additional Forward Sale Agreements to the Underwriters pursuant to the Underwriting Agreement.

The Additional Forward Sale Agreements provide for settlement on a settlement date or dates to be specified at the Company’s discretion by December 6, 2027. On a settlement date or dates, if the Company decides to physically settle the Additional Forward Sale Agreements, the Company will issue shares of Common Stock to the Forward Purchasers at the then-applicable forward sale price. The forward sale price will initially be $18.90 per share, which is the price at which the Underwriters have agreed to buy the shares of Common Stock pursuant to the Underwriting Agreement. The Additional Forward Sale Agreements provide that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the Additional Forward Sale Agreements by amounts related to expected dividends on shares of the Common Stock during the term of the Additional Forward Sale Agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. The forward sale price will also be subject to decrease if the cost to a Forward Seller of borrowing the number of shares of the Common Stock underlying the applicable Additional Forward Sale Agreement exceeds a specified amount.

Before the issuance of the shares of Common Stock, if any, upon settlement of the Additional Forward Sale Agreements, the Company expects that the shares issuable upon settlement of the Additional Forward Sale Agreements will be reflected in the Company’s diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of the Common Stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of the Common Stock that would be issued upon full physical settlement of the Additional Forward Sale Agreements over the number of shares of the Common Stock that could be purchased by the Company in the market (based on the average market price of the Common Stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the applicable reporting period). Consequently, the Company anticipates there will be no dilutive effect on the Company’s earnings per share except during periods when the average market price of shares of the Common Stock is above the applicable adjusted forward sale price, which is initially $18.90 per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of the Common Stock during the term of the Additional Forward Sale Agreements.

However, if the Company decides to physically or net share settle the Additional Forward Sale Agreements, delivery of shares of the Common Stock on any physical or net share settlement of the Additional Forward Sale Agreements will result in dilution to the Company’s earnings per share.

The Additional Forward Sale Agreements will be physically settled, unless the Company elects to settle the Additional Forward Sale Agreements in cash or to net share settle the Additional Forward Sale Agreements (which the Company has the right to do, subject to certain conditions). If the Company decides to physically settle or net share settle the Additional Forward Sale Agreements, delivery of shares of Common Stock upon any physical settlement or net share settlement of the Additional Forward Sale Agreements will result in dilution to the Company’s earnings per share. If the Company elects cash or net share settlement for all or a portion of the shares of Common Stock underlying such Additional Forward Sale Agreements, the Company would expect each of the Forward Purchasers or their respective affiliates to repurchase a number of shares of Common Stock equal to the portion for which the Company elects cash or net share settlement in order to satisfy its obligations to return the shares of the Common Stock the Forward Purchasers or their respective affiliates have borrowed in connection with sales of the Common Stock in the Offering (as defined below) and, if applicable in connection with net share settlement, to deliver shares of the Common Stock to the Company. If the market value of the Common Stock at the time of such purchase is above the forward sale price at that time, the Company will pay or deliver, as the case may be, to the Forward Purchasers under the Additional Forward Sale Agreements, an amount in cash, or a number of shares of the Common Stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of the Common Stock at the time of such purchase is below the forward sale price at that time, the Forward Purchasers will pay or deliver, as the case may be, to the Company under the Additional Forward Sale Agreements, an amount in cash, or a number of shares of the Common Stock with a market value, equal to such difference.

Each Forward Purchaser will have the right to accelerate its respective Additional Forward Sale Agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require the Company to physically settle such Additional Forward Sale Agreement on a date specified by such Forward Purchaser if:

●	in the good faith, commercially reasonable judgment of such Forward Purchaser, it or its affiliate, is unable to hedge its exposure to the transactions contemplated by such Additional Forward Sale Agreement because of the lack of sufficient shares of the Common Stock being made available for borrowing by stock lenders, or it, or its affiliate, is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

●	the Company declares any dividend or distribution on shares of the Common Stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than the Common Stock), rights, warrants, or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such Forward Purchaser;

●	certain ownership thresholds applicable to such Forward Purchaser are exceeded;

●	an event is announced that, if consummated, would result in an extraordinary event (as defined in such Additional Forward Sale Agreement), including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of the Common Stock (each as more fully described in the relevant Additional Forward Sale Agreement); or

●	certain other events of default or termination events occur, including, among other things, any material misrepresentation made by the Company in connection with entry into such Additional Forward Sale Agreement, the Company’s bankruptcy (except as described in the prospectus supplement) or certain changes in law (each as more fully described in each Additional Forward Sale Agreement).

The Underwriters and/or their affiliates have acted and/or are acting as lenders to, and/or have from time to time performed and/or are performing certain investment banking, advisory, general financing, and commercial banking and other commercial transactions and services for, the Company and its subsidiaries for which they have received and in the future may receive customary fees and expenses. For instance, Wells Fargo Securities, LLC (“Wells Fargo”) serves as a joint lead arranger and joint bookrunner, and one of its affiliates serves as syndication agent, letter of credit issuing bank and lender, under the Company’s $200 million revolving credit facility. In addition, an affiliate of BofA Securities, Inc. (“BofA”) serves as a lender, an affiliate of J.P. Morgan Securities LLC (“J.P. Morgan”) serves as co-documentation agent, joint lead arranger, joint bookrunner and a lender, and affiliates of TD Securities (USA) LLC (“TD Securities”) and CIBC World Markets Corp. (“CIBC”) serve as lenders under the Company’s $200 million revolving credit facility. Wells Fargo and an affiliate of J.P. Morgan serve as joint lead arrangers and joint bookrunners, one of Wells Fargo’s affiliates serves as syndication agent and letter of credit issuing bank, one of J.P. Morgan’s affiliates serves as co-documentation agent, and affiliates of Wells Fargo, BofA, J.P. Morgan, TD Securities and CIBC serve as lenders under Cascade Natural Gas Corporation’s $175 million revolving credit facility and Intermountain Gas Corporation’s $175 million revolving credit facility. Wells Fargo and an affiliate of J.P. Morgan serve as joint lead arrangers and joint bookrunners, an affiliate of Wells Fargo serves as administrative agent, swingline lender and letter of credit issuing bank, an affiliate of J.P. Morgan serves as co-documentation agent, and affiliates of Wells Fargo, J.P. Morgan, BofA, TD Securities and CIBC serve as lenders under Montana-Dakota’s $200 million revolving credit facility.

 The foregoing description of the Additional Forward Sale Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Additional Forward Sale Agreements, which are filed as Exhibits 10.1, 10.2, and 10.3 hereto, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On December 23, 2025, the Underwriters exercised in full their option to purchase the Additional Forward Shares pursuant to the Underwriting Agreement. All of the Forward Shares were borrowed from third parties and sold to the Underwriters by the Forward Sellers.

The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s automatic shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 7, 2025 (File No. 333-289348), a base prospectus, dated August 7, 2025, included as part of the registration statement, and a prospectus supplement, dated December 3, 2025, filed with the SEC pursuant to Rule 424(b) under the Securities Act. A legal opinion related to the Offering is also filed herewith as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 3, 2025 (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 5, 2025).
5.1	Opinion of Perkins Coie LLP.
10.1	Forward Sale Agreement between MDU Resources Group, Inc. and Wells Fargo Bank, National Association, dated December 23, 2025.
10.2	Forward Sale Agreement between MDU Resources Group, Inc. and Bank of America, N.A., dated December 23, 2025.
10.3	Forward Sale Agreement between MDU Resources Group, Inc. and JPMorgan Chase Bank, National Association, New York Branch, dated December 23, 2025.
23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2025	MDU RESOURCES GROUP, INC.

	By:	/s/ Anthony D. Foti
Name: Anthony D. Foti
Title: Chief Legal Officer and Corporate Secretary